Exhibit 99.2

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenue	$154,058	$158,553
Cost of operations	63,501	62,513
Sales and marketing	36,008	33,756
General and administrative	22,619	23,756
Depreciation and amortization	7,061	7,487
Interest income	1,953	206
Interest expense	7,066	5,100
Other expense	262	—

Income before income tax provision	19,494	26,147
Income tax provision	7,161	10,429

Net income	$12,333	$15,718

Net income per common share:
Basic	$0.33	$0.42

Diluted	$0.30	$0.36

Weighted-average shares outstanding used in computing income per common share:
Basic	36,866	37,267

Diluted	49,828	52,335

WEBMD HEALTH CORP.

CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenue
Advertising and sponsorship
Biopharma and medical device	$89,480	$88,685
OTC, CPG and other	31,998	33,754

	121,478	122,439
Health services	24,539	28,255
Information services	8,041	7,859

	$154,058	$158,553

Net income	$12,333	$15,718

Interest, taxes, non-cash and other items (a)
Interest income	(1,953)	(206)
Interest expense	7,066	5,100
Income tax provision	7,161	10,429
Depreciation and amortization	7,061	7,487
Non-cash stock-based compensation	9,023	8,528
Other expense	262	—

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (b)	$40,953	$47,056

(a)	Reconciliation of net income to Adjusted EBITDA.
(b)	See Annex A-Explanation of Non-GAAP Financial Measures.

WEBMD HEALTH CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2017	2016
	(unaudited)
Assets
Cash and cash equivalents	$88,567	$492,424
Accounts receivable, net	158,228	179,454
Investments	945,885	498,500
Prepaid expenses and other current assets	21,381	15,294

Total current assets	1,214,061	1,185,672

Property and equipment, net	81,870	83,296
Goodwill	202,980	202,980
Intangible assets, net	7,124	7,774
Deferred tax assets, net	212,690	14,544
Other assets	7,382	6,920

Total Assets	$1,726,107	$1,501,186

Liabilities and Stockholders’ Equity
Accrued expenses	$56,082	$78,597
Deferred revenue	123,411	105,310
2.50% convertible notes due 2018, net	398,512	—

Total current liabilities	578,005	183,907

2.50% convertible notes due 2018, net	—	398,066
1.50% convertible notes due 2020, net	295,724	295,432
2.625% convertible notes due 2023, net	351,531	351,190
Other long-term liabilities	28,067	28,731

Stockholders’ equity	472,780	243,860

Total Liabilities and Stockholders’ Equity	$1,726,107	$1,501,186

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net income	$12,333	$15,718
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,061	7,487
Non-cash interest, net	1,079	897
Non-cash stock-based compensation	9,023	8,528
Deferred income taxes	6,621	9,074
Changes in operating assets and liabilities:
Accounts receivable	21,226	(3,070)
Prepaid expenses and other, net	(7,850)	1,731
Accrued expenses and other long-term liabilities	(22,722)	(20,147)
Deferred revenue	18,101	13,598

Net cash provided by operating activities	44,872	33,816

Cash flows from investing activities:
Purchases of property and equipment	(5,427)	(9,229)
Purchases of investments	(446,042)	—
Partial redemption of cost-method investment	—	526

Net cash used in investing activities	(451,469)	(8,703)

Cash flows from financing activities:
Proceeds from exercise of stock options	6,604	30,165
Cash used for withholding taxes due on stock-based awards	(3,864)	(890)
Maturity of convertible notes	—	(102,682)

Net cash provided by (used in) financing activities	2,740	(73,407)

Net decrease in cash and cash equivalents	(403,857)	(48,294)
Cash and cash equivalents at beginning of period	492,424	641,165

Cash and cash equivalents at end of period	$88,567	$592,871

WEBMD HEALTH CORP.

NET INCOME PER COMMON SHARE

(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2017	2016
Numerator:
Net income – Basic	$12,333	$15,718
Interest expense on 1.50% convertible notes, net of tax	878	878
Interest expense on 2.50% convertible notes, net of tax	1,827	1,827
Interest expense on 2.25% convertible notes, net of tax	—	457

Net income – Diluted	$15,038	$18,880

Denominator:
Weighted-average shares – Basic	36,866	37,267
Stock options and restricted stock	1,007	1,755
1.50% convertible notes	5,721	5,694
2.50% convertible notes	6,234	6,205
2.25% convertible notes	—	1,414

Adjusted weighted-average shares after assumed conversions – Diluted	49,828	52,335

Net income per common share:
Basic	$0.33	$0.42

Diluted	$0.30	$0.36